Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender Shares of Common Stock

of

EXACTTARGET, INC.

Pursuant to the Offer to Purchase

dated June 12, 2013

of

EXCALIBUR ACQUISITION CORP.,

a wholly owned subsidiary

of

SALESFORCE.COM, INC.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0005 per share, of ExactTarget, Inc., and any other documents required by the Letter of Transmittal relating to the Offer cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase relating to the Offer.

The Depositary for the Offer is:

By First Class, Registered or Certified Mail:	By Facsimile Transmission:	By Express or Overnight Delivery:
Computershare Trust Company, N.A c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	(for eligible institutions only) (617) 360-6810 Confirm facsimile receipt by telephone: (781) 575-2332	Computershare Trust Company, N.A c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen: The undersigned hereby tenders to Excalibur Acquisition Corp., a Delaware corporation (the “Purchaser”), and wholly owned subsidiary of salesforce.com, inc., a Delaware corporation (“salesforce.com”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 12, 2013 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto and the Offer to Purchase, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.0005 per share (the “Shares”), of ExactTarget, Inc., a Delaware corporation (“ExactTarget”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Acquisition Agreement, dated as of June 3, 2013, by and among the Purchaser, salesforce.com and ExactTarget.

Number of Shares and Certificate Numbers (if available)	SIGN HERE

Signature(s)

Name(s) of Record Holder(s) (Please Type or Print)
Address(es)
Zip Code
Area Code and Telephone Number
☐ Check here if Shares will be tendered by book entry transfer. DTC Account Number	Date

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm

Address

Zip Code

Authorized Signature

Name, Title

Telephone Number (Including Area Code)

Date: